SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 21, 2005

METAPHOR CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
580 Second Street, Suite 102
Encinitas, CA 92024
(Address of principal executive offices)
760-230-2300
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On January 21, 2005, the registrant’s Board of Directors entered into a Debt Release and Settlement Agreement (the “Debt Conversion Agreement”) with The Baum Law Firm (“TBLF”). As per the terms of the Debt Conversion Agreement, TBLF has agreed to accept 4,000,000 restricted shares of the Company (the “Debt Shares”) in satisfaction of amounts due to TBLF from all cash loans and other payments made to creditors by TBLF on behalf of the Company. The terms of the Debt Conversion Agreement specifically and expressly exclude any and all amounts owed to TBLF for services rendered. Following the Debt Conversion Agreement, the total debt owed to TBLF as of September 30, 2004 was reduced from $39,500 to $9,375.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 21, 2005, the registrant's Board of Directors approved the amendment and restatement of the registrant's bylaws (the “Amended Bylaws”), effective immediately. The Amended Bylaws were changed to include the following:

Stock Splits. The Amended Bylaws provide that the Board of Directors shall have the authority to declare stock splits in the matter as fully set forth in the Amended Bylaws.

The foregoing description is only a summary of the provision adopted by the Amended Bylaws. This summary is not intended to be complete, and is qualified in its entirety by reference to the Amended Bylaws attached hereto as Exhibit 3.1.

ITEM 9.01    Financial Statements and Exhibits

(c)    Exhibits

2.1    Debt Conversion Agreement
3.1    Amended Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2005                Metaphor Corp.

By:               /s/ Mark Baum
            Mark L. Baum
            Chief Executive Officer